Exhibit 10.1

Execution Version

PORTIONS OF THIS EXHIBIT (INDICATED WITH [***]) HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) AS THE REGISTRANT HAS DETERMINED THAT (I) THE OMITTED INFORMATION IS NOT MATERIAL AND (II) THE OMITTED INFORMATION IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

General security deed

Vista Gold Australia Pty Ltd

Grantor

Wheaton Precious Metals (Cayman) Co., a company incorporated in the Cayman Islands

Secured Party

Clayton Utz

Level 27 QV.1

250 St Georges Terrace

Perth WA 6000

GPO Box 9806

Perth WA 6848

Tel+61 8 9426 8000

Fax+61 8 9481 3095

www.claytonutz.com

Our reference 15336/22967/81033424

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Contents

1. Definitions and interpretation1

1.1 Definitions1

1.2 Royalty Agreement5

1.3 Interpretation5

1.4 Dollar Amounts6

1.5 Secured Party assumes no obligations6

1.6 Deeming provisions excluded6

1.7 Mandatory action6

2. Security interest6

2.1 Creation6

2.2 Priority7

2.3 Consent7

3. Dealing with the Collateral7

3.1 Restricted dealings7

3.2 Permitted dealings8

3.3 Revolving Assets8

3.4 Conversion to Revolving Assets8

3.5 Control of inventory8

4. Representations and warranties8

4.1 Representations and warranties8

4.2 Repetition9

5. General undertakings10

5.1 Payment of Secured Money10

5.2 Events of Default10

5.3 Collateral generally10

5.4 Collateral comprising the Tenements11

5.5 Collateral comprising the Marketable Securities12

5.6 Indemnity against calls13

5.7 Cash distributions and benefits13

5.8 Postponement or waiver of Encumbrance13

6. Events of Default14

7. Receivers: appointment and Powers14

7.1 Appointment of Receiver14

7.2 Joint Receivers14

7.3 Remuneration of Receiver14

7.4 Agent of Grantor14

7.5 Powers of Receiver14

7.6 Indemnity16

8. Secured Party's Powers16

8.1 Exercise of Power16

8.2 Act jointly17

8.3 Power of attorney17

8.4 Secured Party may make good any default18

8.5 Notice for exercise of Powers18

8.6 Exclusion of PPSA provisions18

8.7 Exercise of Powers19

9. Application of money19

9.1 Priority of payments19

9.2 Money received19

9.3 Application of money20

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9.4 Reliance on certificate20

10. Liability and release20

10.1 Continuing obligation20

10.2 Personal liability20

10.3 Settlement conditional20

10.4 Grantor's liability not affected21

10.5 Claim on Grantor23

10.6 Release of Collateral23

11. Protection and indemnity23

11.1 Waiver by Grantor23

11.2 No liability for loss23

11.3 No liability to account23

11.4 No conflict23

11.5 No notice or enforcement24

11.6 Indemnity24

11.7 GST24

11.8 Protection of persons24

12. Payments25

12.1 Money repayable as agreed or on demand25

12.2 Credit balances of other accounts25

12.3 Merger25

12.4 Suspense account25

13. Governing law and jurisdiction25

13.1 Governing law25

13.2 Jurisdiction26

14. Notices26

15. Miscellaneous26

15.1 Further acts and documents26

15.2 Powers cumulative27

15.3 Consents27

15.4 Indemnities27

15.5 Time of essence27

15.6 Binding on each signatory27

15.7 Counterparts27

15.8 Electronic signature and exchange27

15.9 Registration28

15.10 Assignment28

15.11 No merger28

15.12 Blanks28

15.13 Confidentiality28

Schedule 1 – Initial Marketable Securities and Serial Numbered Property29

Schedule 2 – Tenements30

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General security deed

Date

Parties	Vista Gold Australia Pty Ltd ACN 117 327 509 (Grantor)

Wheaton Precious Metals (Cayman) Co., a company incorporated in the Cayman Islands (Secured Party)

Operative provisions

1.	Definitions and interpretation
1.1	Definitions

In this document:

Caveat mean a caveat for the purposes of section 31 of the Mining Act.

Collateral means, in relation to the Grantor all present and after acquired property in respect of which the Grantor has at any time sufficient rights to grant a security interest, including all of the following:

(a)the assets, undertaking and goodwill of the business of the Grantor; and
(b)the uncalled and called but unpaid capital of the Grantor;
(c)the Tenements; and
(d)all Minerals, product, sand, extraction, ore and other raw material which is from time to time is removed or otherwise derived from the Tenements and includes any stockpile of it.
Control Event means:
(a)in respect of any Collateral that is, or would have been, a Revolving Asset:
(i)the Grantor breaches, or attempts to breach clause 3.1 in respect of that Collateral or takes any step which would result in it doing so; or
(ii)a person takes a step (including signing a notice or direction) which may result in Taxes, or an amount owing to an authority, ranking ahead of the security interest in the Collateral created by this document; or
(iii)distress is levied or a judgment, order or Encumbrance is enforced or a creditor takes any step to levy distress or enforce a judgment, order or Encumbrance over the Collateral; or
(iv)the Secured Party gives a notice to the Grantor that the Collateral is not a Revolving Asset, provided that the Secured Party may only give such a notice if an Event of Default is continuing; or

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(b)in respect of all Collateral that is or would have been Revolving Assets:
(i)a voluntary administrator, liquidator or provisional liquidator is appointed in respect of the Grantor or the winding up of the Grantor begins; or
(ii)a controller is appointed to all or a material part of the Grantor’s property; or
(iii)something having a substantially similar effect to paragraph (i) happens under any law.
Corporations Act means the Corporations Act 2001 (Cth).
Cost means any cost, expense, charge, liability or disbursement.
Deal means sell, convey, assign, transfer, lease, licence or otherwise dispose of, or part with possession of, make any bailment over, grant any options over or create or permit to exist any other interest in, any part of the Collateral.
Delegate means any agent, attorney or other delegate appointed under this document by the Secured Party or by any receiver or receiver and manager appointed under this document, and includes a reference to any officer, agent, attorney, contractor or employee of any of them.
Encumbrance has the meaning given in the Royalty Agreement and includes any "security interest" as defined in sections 12(1) or 12(2) of the PPSA.
Event of Default means:
(a)an Event of Default for the purposes of the Royalty Agreement;
(b)it is or becomes unlawful for an Obligor to perform any of its obligations under the Transaction Documents; or
(c)an Obligor repudiates a Transaction Document.
Income means any rent, profit, entitlement, money or other consideration, or any legal or beneficial right or interest in or any right to receive any such property, whether in the nature of capital or income, and whether payable now or in the future:
(a)under any lease or licence in relation to the Collateral or the business of the Grantor; or
(b)otherwise derived from the Collateral.
Initial Marketable Securities means all Marketable Securities legally or beneficially owned by the Grantor on the date of this document including the Marketable Securities listed in Schedule 1.
Insolvency Provision means any law relating to insolvency, sequestration, liquidation, winding up or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.
1Issuer means each issuer of Marketable Securities forming part of the Collateral.
Marketable Securities has the meaning given to "marketable securities" in section 9 of the Corporations Act but as if the reference to "managed investment scheme" included any unit trust.

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Mining Act means the Mineral Titles Act 2010 (NT) and any regulations made under that Act.
Mining Mortgage means the legal mortgage created over the Tenements by clause 2.1(b) of this document.
Minister means the Northern Territory Minister for Mines and Energy or other minister responsible for the Mining Act.
Obligor means the Grantor and any other person that the Secured Party and the Grantor agree is an Obligor.
Other Rights means:
(a)all of the present and future right, title and interest of the Grantor in:
(i)any dividend reinvestment scheme, bonus issue, rights issue, allotment, offer, benefit, privilege, note, stock, debenture or right to take up Marketable Securities in another corporation or other person;
(ii)any rights consequent on any conversion, redemption, cancellation, reclassification, forfeiture, consolidation or subdivision; or
(iii)any rights consequent on a reduction of capital, liquidation or scheme of arrangement,

in any case, in respect of or in connection with any Marketable Security forming part of the Collateral; and

(b)all entitlements, including dividends, distributions, proceeds and other amounts from time to time payable to or accruing to the Grantor in respect of any right, title or interest referred to in paragraph (a) of this definition.
Priority Encumbrance means:
(a)an Encumbrance which the Secured Party has agreed or after the date of this document agrees will have priority over the Encumbrance created by this document in a Transaction Document;
(b)any Encumbrance mandatorily preferred by law; and
(c)any Encumbrance which the Secured Party agrees is a Priority Encumbrance.
Power means any right, power, authority, discretion, remedy or privilege conferred on a person under this document, under any other Transaction Document or by law.
PPSA means the Personal Property Securities Act 2009 (Cth).
Receiver means a receiver or receiver and manager appointed by the Secured Party under this document and, if more than one, then each of them and also any Delegate of any receiver or receiver and manager.
Revolving Asset means any part of the Collateral:
(a)which is:
(i)inventory;
(ii)a negotiable instrument;

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(iii)machinery, plant or equipment which is not inventory and has a value of less than $10,000 or its equivalent;
(iv)money (including money withdrawn or transferred to a third party from an account of the Grantor with a bank or other financial institution) other than money in any account which is blocked under the terms of a Transaction Document; and
(b)in relation to which no Control Event has occurred, subject to clause 3.4.
Royalty Agreement means the royalty agreement made between the Grantor and the Secured Party and dated 13 December 2023.
Secured Money means all money which an Obligor (whether alone or not) is or at any time may become actually or contingently liable to pay to or for the account of the Secured Party (whether alone or not) for any reason whatever under or in connection with a Transaction Document whether or not currently contemplated.

It includes money by way of principal, interest, fees, costs, indemnities, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with a Transaction Document.

Where an Obligor would have been liable but for its deregistration, or a compromise, deed of arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, arrangement or compromise with creditors or bankruptcy or a set-off claimed by it, it will be taken still to be liable.

Serial Numbered Property means Collateral that must be described by serial number in a financing statement under the PPSA or Collateral that may be described by serial number in a financing statement under the PPSA.
Tenement means:
(a)each tenement listed in Schedule 2;
(b)each tenement acquired by the Grantor after the date of this document which is related to an existing Tenement, or is in respect of an area adjacent to an existing Tenement;
(c)each present or future interest from time to time held by or on behalf of the Grantor in any present or future right, lease, licence, claim, permit or other authority which confers or may confer a right to prospect or explore for or mine any metals or minerals in any part of the area covered by the tenements referred to in paragraphs (a) to (b) of this definition;
(d)each present or future renewal, extension, modification, substitution, amalgamation or variation of any of the mineral rights described above (whether extending over the same or a greater or lesser area);
(e)each present or future application for or an interest in any of the above which confers or which, when granted, will confer the same or similar rights in relation to an existing Tenement;
(f)each other tenement obtained by the Grantor which is necessary for it to conduct the Mine; and
(g)each other tenement which the Secured Party and Grantor agree is a tenement for the purposes of this document.

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Transaction Documents means:
(a)the Royalty Agreement;
(b)this document;
(c)each document which is a Transaction Document for the purposes of the Royalty Agreement or this document including but not limited to the Jawoyn Assumption Deed;
(d)any document which has the effect of varying, novating, ratifying, replacing or restating any document referred to in this definition.
1.2	Royalty Agreement
(a)	Unless otherwise defined, expressions used in this document have the meanings given to them in or for the purposes of the Royalty Agreement.
(b)	This document is a "Transaction Document" for the purposes of the Royalty Agreement.
1.3	Interpretation

In this document:

(a)	headings are for convenience only and do not affect interpretation;

and unless the context indicates a contrary intention:

(b)	if more than one person is identified as the Grantor, that expression refers to them, and the obligations of the Grantor under this document bind them, jointly and severally;
(c)	person includes an individual, the estate of an individual, a corporation, a Governmental Authority, an association or a joint venture and a trust;
(d)	a reference to a party includes that party's executors, administrators, successors and permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee;
(e)	a reference to a document (including any Transaction Document) is to that document as varied, novated, ratified, replaced or restated from time to time, including for the avoidance of doubt any such variation, novation, ratification, replacement or restatement which has the effect directly or indirectly of increasing in any way the Secured Money;
(f)	a reference to a law includes any law, principle of equity, statute and official directive of any Governmental Authority and a reference to any legislation (including any statute) includes any rule, regulation, ordinance, by law, statutory instrument, order or notice at any time made under that legislation and, in each case, any consolidations, amendments, re-enactments and replacements;
(g)	a word importing the singular includes the plural (and vice versa) and a word indicating a gender includes every other gender;
(h)	a reference to a party, clause or schedule is a reference to a party, clause or schedule to or of this document and a reference to this document includes all schedules to it;

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(i)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;
(j)	a reference to the Collateral or any other thing includes any part of it;
(k)	includes in any form is not a word of limitation;
(l)	a reference to continuing or any similar expression in relation to an Event of Default indicates an Event of Default which has not been remedied or waived in accordance with the terms of the Transaction Documents;
(m)	a reference to accounts or proceeds includes, where the context permits, any accounts or proceeds as those terms are respectively defined in the PPSA;
(n)	each of the terms financing statement, financing change statement, general law and verification statement have the meanings given to them in the PPSA; and
(o)	each of the terms ABN, ACN, ARBN, constitution, controller, related body corporate and related entity have the meanings given to them in the Corporations Act.
1.4	Dollar Amounts

Unless specified otherwise in this document, all statements or references to dollar amounts in this document are to US dollars.

1.5	Secured Party assumes no obligations

The Secured Party will not be deemed by virtue of this document to have assumed any obligation of the Grantor or any other person under any law.

1.6	Deeming provisions excluded

The Grantor and Secured Party agree that to the maximum extent permitted by law any provision of the Mining Act which is deemed to be incorporated into this document by that Act is expressly excluded.

1.7	Mandatory action
(a)	If any Approval, consent (including consent of the Minister required under the Mining Act) or notification to a Governmental Authority is required under any law before an Encumbrance can be granted by the Grantor over any part of the Collateral, then that Encumbrance will only apply to that part of the Collateral once such Authorisation or consent is obtained or notification provided.
(b)	The Grantor agrees to do anything necessary to ensure that any Approval or consent is obtained or that the notification is given in respect of any Collateral contemplated by paragraph 1.7(a).
2.	Security interest
2.1	Creation
(a)	The Grantor grants a security interest in the Collateral to the Secured Party to secure the payment of the Secured Money.
(b)	This security interest is a legal or equitable interest in a Tenement and is a charge over all other Collateral. If for any reason it is necessary to determine the nature of

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this charge, it is a floating charge over Revolving Assets and a fixed charge over all other Collateral.
(c)	The Grantor grants this security interest in respect of Collateral which it owns or will own as beneficial owner.
2.2	Priority

This security interest will operate as a first ranking security subject only to any Priority Encumbrance.

2.3	Consent

If the Minister's consent is required under the Mining Act before the relevant Mining Mortgage can take effect:

(a)	the relevant Mining Mortgage will not take effect until the Minister's consent has been obtained;
(b)	the Grantor must:
(i)	take all action to procure that the Minister's consent be obtained;
(ii)	promptly notify the Secured Party on receipt of the Minister's consent; and
(c)	the Grantor agrees that, if the Minister's consent is required for, and has not been obtained to, a Mining Mortgage, to the extent permitted by the Mining Act:
(i)	the Secured Party will have an equitable interest in the relevant Tenement (which will automatically become a legal interest on obtaining the Minister's consent);
(ii)	the Secured Party may lodge a Caveat over a Tenement, but must promptly withdraw that Caveat once the Minister's consent has been obtained in relation to that Tenement; and
(iii)	each Tenement forms part of the Collateral.
3.	Dealing with the Collateral
3.1	Restricted dealings
(a)	Subject to clause 3.1(b), the Grantor may not, nor agree to do, any of the following unless it is permitted to do so by clause 3.2 or another provision of the Royalty Agreement:
(i)	create or allow another interest in any Collateral; or
(ii)	dispose, or part with possession, of any Collateral.

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(b)	Where by law the Secured Party may not restrict the creation of any Encumbrance (other than a Priority Encumbrance) in an asset ranking after the security interest granted in clause 2.1:
(i)	clause 3.1(a) will not restrict that creation; and
(ii)	the Grantor must ensure that before that Encumbrance is created the holder of that Encumbrance enters into a deed of priority with the Secured Party in form and substance satisfactory to the Secured Party.
3.2	Permitted dealings

The Grantor may do any of the following in the ordinary course of the Grantor’s ordinary business unless it is prohibited from doing so by another provision in the Royalty Agreement:

(a)	create or allow another interest in, or dispose or part with possession of, any Collateral which is a Revolving Asset; or
(b)	withdraw or transfer money from an account with a bank or other financial institution.
3.3	Revolving Assets

If a Control Event occurs in respect of any Collateral then automatically:

(a)	that Collateral is not (and immediately ceases to be) a Revolving Asset;
(b)	any floating charge over that Collateral immediately operates as a fixed charge; and
(c)	the Grantor may no longer deal with the Collateral under clause 3.2.
3.4	Conversion to Revolving Assets

If any Collateral is not, or ceases to be, a Revolving Asset, and becomes subject to a fixed charge under this clause 3, the Secured Party may give the Grantor a notice stating that, from a date specified in the notice, the Collateral specified in the notice is a Revolving Asset, or becomes subject to a floating charge. This may occur any number of times.

3.5	Control of inventory

Any inventory which is not, or ceases to be, a Revolving Asset is specifically appropriated to the security interest under this document. The Grantor may not remove it without obtaining the specific and express authority of the Secured Party to do so.

4.	Representations and warranties
4.1	Representations and warranties

The Grantor represents and warrants to the Secured Party that:

(a)	(pari passu ranking) its payment obligations under the Transaction Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;
(b)	(Royalty Agreement) each representation and warranty made by it in the Royalty Agreement is true and not materially misleading;

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(c)	(Encumbrance) the Encumbrance created by this document has priority over all other Encumbrances other than a Priority Encumbrance and is not subject to any prior ranking Encumbrance other than a Permitted Encumbrance;
(d)	(Good right to grant) it has good right to grant a security interest over the Collateral in the manner provided in this document and the Collateral is free of all Encumbrance other than as expressly permitted by the Royalty Agreement;
(e)	(Income from Collateral) no Income has been assigned or encumbered to any other person except as expressly permitted by the Royalty Agreement;
(f)	(Initial Marketable Securities and Serial Numbered Property) Schedule 1 shows accurate:
(i)	details of all Marketable Securities owned by the Grantor as at the date of this document; and
(ii)	serial numbers for each item of, and a complete list of, Serial Numbered Property as at the date of this document; and
(g)	(Governing law and enforcement)
(i)	the choice of law referred to in Clause 13.1 (Governing law) as the governing law of this document will be recognised and enforced in its jurisdiction of incorporation;
(ii)	any judgment obtained against it in any jurisdiction referred to in Clause 13.2 (Jurisdiction) in relation to this document will be recognised and enforced in its jurisdiction of incorporation;
(h)	(Tenements)
(i)	the Tenements listed in Schedule 2 to this document is a complete list of all Tenements held by the Grantor as at the date of this document;
(ii)	no Tenement is subject to any Encumbrance other than a Permitted Encumbrance;
(iii)	it has good title to each Tenement necessary to grant the Encumbrance contemplated by this document;
(iv)	no Tenement is subject to any application for forfeiture, or would become liable for forfeiture;
(v)	it is in material compliance with all conditions or Approvals which apply to each Tenement; and
(i)	(Trustee) it does not enter into any Transaction Document or hold any of the Collateral as trustee of any trust.
4.2	Repetition

Each representation and warranty in this document will be repeated on each day that a representation or warranty is given or taken to be repeated under the Royalty Agreement with reference to the facts and circumstances then continuing, as if made on each such day.

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5.	General undertakings
5.1	Payment of Secured Money

The Grantor will pay the Secured Money in the manner provided in this document or in any other Transaction Document.

5.2	Events of Default

The Grantor will ensure that no Event of Default occurs. Without affecting the liability of the Grantor or any Power in any other respect (including where a breach of this clause 5.2 is a breach of any other provision of any Transaction Document), the Grantor is not liable in damages for a breach of its obligations under this clause 5.2 but the Secured Party may exercise the Powers following any breach of this clause 5.2, during the period the Event of Default is continuing.

5.3	Collateral generally
(a)	(Financing statements) The Grantor will notify the Secured Party in writing:
(i)	promptly of any details necessary for the registration by the Secured Party of an effective financing statement including the serial numbers of any Serial Numbered Property acquired by it after the date of this document with a book value of greater than A$50,000; and
(ii)	promptly (and in any event within 10 days of an event in paragraph 5.3(a)(ii)A occurring):
A.	if it is allocated a new or different ARBN; or
B.	if it does not have an ACN, ABN or ARBN, of any change to its name before that change is made.
(b)	(Title documents) The Grantor will in relation to:
(i)	all Initial Marketable Securities, on the date of execution of this document;
(ii)	all other Marketable Securities and Other Rights forming part of the Collateral, promptly following the date on which the relevant Collateral is acquired; and
(iii)	any Marketable Security forming part of the Collateral which is not registered in the name of the Grantor, promptly after being requested to do so by the Secured Party,

deliver to the Secured Party:

A.	all certificates, scrip and other indicia of title or interest in such Marketable Securities or Other Rights;
B.	undated transfer form(s) executed by the Grantor in blank as to transferee and consideration in form and substance satisfactory to the Secured Party; and
C.	in the case of clause 5.3(b)(iii) above, one or more duly stamped and registrable transfers of those Marketable Securities necessary to enable those Marketable Securities to be registered in the name of the Grantor, together with an

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irrevocable authority to the relevant Issuer to deliver up to the Secured Party the certificates, scrip or other indicia of title or interest relating to those Marketable Securities following registration by the relevant Issuer in the name of the Grantor, unless the relevant title documents are required to be delivered to the holder of a Priority Encumbrance.

(c)	(Register transfers) The Grantor will take all steps necessary to:
(i)	ensure that there are no provisions in its constitution or the relevant trust deed that may restrict any transfer of Marketable Securities in connection with the enforcement of any Transaction Document; and
(ii)	notwithstanding any provision contained in its constitution or the relevant trust deed, approve any transfer of Marketable Securities in the Grantor or relevant Trust where the transfer arises in connection with the enforcement of any Encumbrance granted under any Transaction Document.
(d)	(Commingling and accessions) The Grantor will not permit the Collateral, or any part of the Collateral to become:
(i)	commingled with any asset that is not subject to the Encumbrance under this document, except in the ordinary course of the Grantor's business; or
(ii)	an accession to or affixed to any asset that is not subject to the Encumbrance under this document.

the value of the Marketable Securities forming part of the Collateral.

5.4	Collateral comprising the Tenements
(a)	The Grantor must, unless otherwise specified by a provision of the Royalty Agreement:
(i)	(Not to prejudice) ensure that:
A.	no Tenement becomes or is reasonably likely to become liable to surrender, forfeiture or cancellation;
B.	it is in material compliance with each condition imposed on a Tenement by a Governmental Authority; and
C.	it meets all expenditure requirements in relation to each Tenement and that it pays all rental and other payments required to maintain its title to the Tenements when due;
(ii)	(full force and effect) take all necessary action to ensure that each Tenement is kept in full force and effect;
(iii)	(access rights) ensure that it has sufficient rights of access to, and entry upon, all relevant freehold, leasehold and other land and rights necessary to carry out all activities required to develop the Tenements; and
(iv)	(royalties) pay all royalties which are payable in respect of each Tenement and not create any new royalty in respect of any Tenement without the Secured Party's prior written consent.

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(b)	The Grantor will:
(i)	(Notices) promptly on receipt, provide to the Secured Party a copy of any summons, process, notice, order or other document or written communication received by the Grantor from any Governmental Authority relating to or affecting the Tenements which are material or could affect the ability of the Secured Party to enforce its Encumbrance over the Tenements;
(ii)	(applications) give the Secured Party prompt notice if:
A.	any application for a Tenement under the Mining Act is accepted or refused; or
B.	it obtains an interest in a Tenement which is not subject to a Mining Mortgage; and
(iii)	(Enforce) subject to any contrary direction from the Secured Party, take all action that a prudent, diligent or reasonable person would take to enforce any rights or remedies held by it under or in connection with the Tenements; and
(c)	The Grantor:
(i)	must not, without the Secured Party's consent, lodge, or procure the lodgement of, any Caveat against the Tenements; and
(ii)	must take all reasonable steps to remove from the title to the Tenements any Caveat or other prejudicial notification (other than a Caveat or notification lodged by the Secured Party or with the Secured Party's consent) which would affect the Secured Party's rights under this document or the enforcement of any Encumbrance over the Tenements.
(d)	The Grantor acknowledges that the Secured Party has the right to:
(i)	lodge a Caveat pursuant to the Mining Act over each Tenement to protect its rights and interests under this document and which prevents the approval of any transfer or other dealing (within the meaning of the Mining Act) affecting any of the Tenements; and
(ii)	re-register or renew such Caveat to ensure that the Secured Party’s rights and interests under this document will survive all changes in ownership of the Tenements or any part thereof.
(e)	The Grantor agrees that it will not appeal against, object to, or take any steps to seek the removal of any Caveat lodged or registration of this document by the Secured Party and must promptly when requested give all consents and do all other things that the Secured Party may reasonably require to effect such lodgement or registration, or to otherwise protect and preserve the Secured Party’s rights and interests under this document.
5.5	Collateral comprising the Marketable Securities

The Grantor will:

(a)	(Voting entitlement) while an Event of Default is continuing, not vote at any meeting of the members or creditors of any Issuer in any way contrary to the directions of the Secured Party (if any);

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(b)	(Additional securities and rights) promptly notify the Secured Party in writing if, after the date of this document, it acquires any Marketable Securities or if it becomes entitled to any Other Rights and may (but is not obliged to), during the currency of this document, exercise and take up its entitlements to each Marketable Security or Other Rights which it is offered;
(c)	(Pay calls) duly and punctually pay all calls, premiums and instalments which may be or become payable in respect of the Marketable Securities forming part of Collateral and duly and punctually pay all money which may become due or owing by the Grantor to any Issuer on any account; and
(d)	(No variation of rights) not:
(i)	consent to or vote in favour of; or
(ii)	permit,

any variation or abrogation of the rights and privileges attaching to any Marketable Securities forming part of the Collateral in any way which would, or would be reasonably likely to, adversely affect the value of the Marketable Securities forming part of the Collateral.

5.6	Indemnity against calls

If the Secured Party or its nominee becomes the registered holder of any of the Marketable Securities forming part of the Collateral, the Grantor will indemnify and keep indemnified the Secured Party against any money payable or other liability arising in relation to those Marketable Securities except to the extent the money is payable or other liability arises directly from the gross negligence, wilful misconduct or fraud of the Secured Party.

5.7	Cash distributions and benefits

At the request of the Secured Party, which may be made at any time while an Event of Default is continuing, the Grantor will pay to the Secured Party, or as it directs in writing, the following:

(a)	(Dividends) all cash dividends;
(b)	(Returns of capital) all cash returns of capital;
(c)	(Rights issues) all proceeds from the disposal or relinquishment of rights; and
(d)	(Options) all proceeds in relation to options or other rights granted to the Grantor or granted by the Grantor,

in relation to any Marketable Security forming part of the Collateral.

5.8	Postponement or waiver of Encumbrance

If requested by the Secured Party, the Grantor will use all reasonable efforts to cause:

(a)	any Encumbrance (other than any Encumbrance expressly permitted under the Royalty Agreement to rank in priority to any Encumbrance under this document) which has arisen or which arises from time to time by operation of law over the Collateral in favour of any person to be postponed in all respects after and subject to the security interest under this document or to be otherwise discharged, released or terminated; and
(b)	any financial liability or other obligation secured by any Encumbrance of the type referred to in clause 5.8(a), to be waived, released, paid or performed.

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6.	Events of Default

While any Event of Default is continuing, at the option of the Secured Party and despite any delay or previous waiver of the right to exercise that option:

(a)	the Secured Money becomes immediately due and payable;
(b)	all Powers not previously exercisable become exercisable; and
(c)	any rights of the Grantor to Deal with the Collateral (other than through a Receiver appointed under this document) immediately cease.
7.	Receivers: appointment and Powers
7.1	Appointment of Receiver
(a)	While any Event of Default is continuing the Secured Party may:
(i)	appoint any person or persons to be a receiver or receiver and manager of the Collateral; and
(ii)	in case of the removal, retirement or death of any Receiver, appoint another person or persons in the place of that Receiver.
(b)	The Secured Party may terminate the appointment of any Receiver at any time, without limiting its rights under clause 7.1(a).
7.2	Joint Receivers

If more than one person is appointed as a Receiver, the Secured Party may at its option specify whether the appointment and the Powers of each appointee will be joint or joint and several. If no specification is made, the appointment and the Powers of each appointee will be joint and several.

7.3	Remuneration of Receiver

The Secured Party may fix or vary the remuneration of any Receiver.

7.4	Agent of Grantor

Each Receiver will be the agent of the Grantor. The Grantor will be solely responsible for all acts and omissions by, and the remuneration of, each Receiver.

7.5	Powers of Receiver

Without the need for any consent from the Grantor or any other person, each Receiver will have all of the following powers:

(a)	(Section 420) all of the powers granted to a receiver of property of a corporation under section 420 of the Corporations Act;
(b)	(Dispose) whether or not in possession, to dispose of the Collateral in such manner and on such terms as the Receiver thinks fit;
(c)	(Transfer on sale) execute transfers and assignments of the Collateral (including in the name of the Grantor), and do everything to complete any sale that the Receiver thinks necessary;

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(d)	(Register) to register itself or its nominee as the holder of the Marketable Securities (or any of the Marketable Securities) forming part of the Collateral;
(e)	(Borrow or raise money) to borrow or raise from the Secured Party or any other person any money which may be required for any purposes and, if the Receiver thinks fit, to secure any money borrowed or raised by the grant of any Encumbrance over the Collateral (whether in the name of the Grantor or otherwise) so that the Encumbrance ranks in priority to, pari passu with or after this document. The Secured Party will not be bound to inquire as to the necessity or propriety of any indebtedness nor be responsible for the misapplication or non-application of any money so borrowed or raised;
(f)	(Lease) whether or not the Receiver has taken possession, to lease or licence the Collateral in the name of the Grantor or otherwise, for any period and on any terms or to vary or terminate a lease or licence;
(g)	(Collection) collect accounts;
(h)	(Engage) to engage consultants, contractors, professional advisors, agents and employees (including any person associated with a firm or company in which the Receiver is a member or in which the Receiver is interested and that person may charge for his or her services as if independently retained at a salary or remuneration determined by the Receiver) and the Receiver may act on any advice given by any person so engaged;
(i)	(Take up entitlements) to exercise all or any of the rights, privileges or entitlements conferred on or accruing to the registered holder of any Marketable Securities in all respects as if it were the absolute beneficial owner of the Marketable Securities, including to attend and vote at any meeting of the members or creditors of any Issuer or of the holders of any Marketable Securities or class of Marketable Securities forming part of the Collateral, to appoint attorneys and proxies, and to prove in any winding up or scheme of arrangement;
(j)	(Take up issues) to take up and accept any rights issues, bonus shares or other Marketable Securities of each Issuer, and to pay any sum or sums of money necessary or expedient for the taking up of those rights, shares or other Marketable Securities, with any sum or sums paid being deemed to be and become part of the Secured Money and bearing interest accordingly;
(k)	(Receive Income) to receive all Income payable on the Marketable Securities forming part of the Collateral and to apply any money so received towards satisfaction of the Secured Money without being liable to account for it;
(l)	(Conduct works) to repair, renew, replace, renovate or clean the Collateral, to erect any new buildings or make any improvements to any land forming part of the Collateral and to demolish, alter, rebuild or extend any existing buildings on the Collateral;
(m)	(Invest proceeds against contingencies) if any of the Secured Money is contingent, to invest, deposit or hold the Collateral in a form or mode of investment for the time being as the Receiver thinks fit, with like power to vary, transpose or re invest the investments or deposits from time to time until that part of the Secured Money ceases to be contingent;
(n)	(Perform contracts) to perform, observe, carry out, enforce specific performance of, exercise or refrain from exercising, the Grantor's rights and powers under, obtain the benefit of, and vary or rescind all contracts and rights forming part of the Collateral or entered into in the exercise of any Power;
(o)	(Take proceedings) to institute, conduct or defend any proceedings in law or bankruptcy and to submit to arbitration, mediation or conciliation, in the name of the

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Grantor or otherwise and on any terms, any proceeding, claim, question or dispute in connection with the Collateral or otherwise;
(p)	(Compromise) to make any settlement, arrangement or compromise regarding any action, proceeding or dispute arising in connection with the Collateral, to grant to any person involved time or other indulgence and to execute all related releases or discharges as the Receiver thinks expedient in the interests of the Secured Party;
(q)	(Appeal) to appeal against or to enforce any judgment or order in respect of the Collateral;
(r)	(Bankrupt debtors and wind up bodies corporate) to make debtors bankrupt and to wind up bodies corporate and to do all things in connection with any bankruptcy or winding up which the Receiver thinks necessary for the recovery or protection of the Collateral or for the security or other benefit of the Secured Party;
(s)	(Delegate) with the Secured Party's prior approval, to delegate to any person, for any time, any of the Powers including this power of delegation;
(t)	(File) to file all certificates, registrations and other documents and to take any and all action on behalf of the Grantor which the Receiver believes is necessary to protect, preserve or improve any or all of the Collateral and the rights of the Grantor or the Secured Party in respect of any agreement for sale and to obtain for the Secured Party all of the benefits of this document and any other Transaction Document;
(u)	(Operate bank accounts) to open or operate any bank account in the name of the Grantor (whether alone or jointly with any other person) to the exclusion of the Grantor and to deposit or withdraw any money standing to the credit of that account and to sign and endorse or to authorise others to sign and endorse in the name of the Grantor cheques, promissory notes, bills of exchange and other negotiable instruments;
(v)	(Do all other things) to do all things the law allows an owner of any interest in the Collateral, or any Controller of the Collateral, to do; and
(w)	(Do all things as are expedient) to do all other acts and things without limitation as the Receiver thinks expedient,

and any further powers as the Secured Party confers on a Receiver by notice in writing to that Receiver (all of which Powers may be exercised without notice, demand or lapse of time being necessary unless required by a law which cannot be excluded).

7.6	Indemnity

The Secured Party may give any indemnities to any Receiver concerning the performance of that Receiver's duties as are permitted by law. If the Secured Party is obliged to pay any money under any indemnity, that money will become part of the Secured Money.

8.	Secured Party's Powers
8.1	Exercise of Power

While any Event of Default is continuing, the Secured Party may without notice and whether or not a Receiver has been appointed:

(a)	exercise all or any of the Powers conferred on a Receiver, or which would be conferred on a Receiver if appointed, as if those Powers had been expressly conferred on the Secured Party;

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(b)	exercise all other Powers; and
(c)	appoint an agent or agents (whether severally, jointly or jointly and severally) and delegate the Powers (or any of them) to the agent or agents (in which case clauses 7.1, 7.3, 7.6, 11.2, 11.3 and 11.4 will apply as if the agent or agents were each appointed as a Receiver).
8.2	Act jointly

The Secured Party and each Receiver may exercise any of the Powers in conjunction with the exercise of similar powers by the holder of any other Encumbrance over the Collateral or by any receiver or receiver and manager appointed by that other holder and may enter into and give effect to agreements and arrangements with that other holder, receiver or receiver and manager as the Secured Party or the relevant Receiver thinks fit.

8.3	Power of attorney
(a)	In consideration of the Secured Party entering into the Transaction Documents, the Grantor irrevocably appoints the Secured Party and each director, secretary, attorney or other person authorised by a party to act on its behalf for the purposes of the Transaction Documents and each Receiver, severally, as an attorney of the Grantor with power:
(i)	at any time:
A.	to do anything that the Secured Party may reasonably require to enable it to perfect its Encumbrance under this document by control over Marketable Securities; and
B.	to appoint (and remove at will) at any time any person as a substitute for an attorney; and
(ii)	at any time while an Event of Default is continuing:
A.	to do all acts which ought to be done by the Grantor under any Transaction Document;
B.	to do all acts to exercise or give effect to any Power;
C.	to demand, sue for, recover and receive the Collateral from any person, in the name of the Grantor or in the name of the Secured Party, the relevant Receiver or any other attorney appointed under this clause 8.3; and
D.	to take further action and to execute further instruments which are, or are in the opinion of the Secured Party, the relevant Receiver or any other attorney appointed under this clause 8.3, necessary or desirable to secure more satisfactorily the payment of the Secured Money or to sell or otherwise Deal with the Collateral.
(b)	The Grantor:
(i)	agrees that each attorney may exercise powers under this power of attorney notwithstanding that the exercise may or will involve or result in a conflict between the duty of that attorney to the Grantor and either the interests of that attorney or a related body corporate or related entity of that attorney or another duty of that attorney; and

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(ii)	ratifies and confirms now and for the future all actions undertaken by or on behalf of any attorney under this power of attorney, including any action which may or will involve or result in a conflict of the type referred to in clause 8.3(b)(i) or in respect of which that attorney has a personal interest.
(c)	The Grantor declares that this power of attorney will continue in force until all actions taken under it have been completed, despite the discharge of this document.
(d)	The Grantor will do anything requested by the Secured Party, acting reasonably, to enable the Secured Party to register this power of attorney in the manner and within any time limits prescribed by law to ensure the efficacy of this power of attorney.
8.4	Secured Party may make good any default

If the Grantor defaults in satisfying any of its obligations under any Transaction Document, the Secured Party may, without prejudice to any other Power, do all things and pay all money necessary or expedient in the opinion of the Secured Party to make good or to attempt to make good that default to the satisfaction of the Secured Party. The Grantor will take all steps which the Secured Party, acting reasonably, requests to facilitate the exercise by the Secured Party of its rights under this clause 8.4. The Secured Party will not be a mortgagee, chargee or secured party in possession simply as a result of the exercise of its rights under this clause 8.4.

8.5	Notice for exercise of Powers
(a)	The Powers may be exercised by the Secured Party at any time while any Event of Default is continuing, without any notice, demand or lapse of time being necessary unless required by a law which cannot be excluded.
(b)	Subject to clause 8.5(c), if required by any law which cannot be excluded, one day is fixed as the period for which:
(i)	default must continue in the payment of any part of the Secured Money before the Secured Party may give any notice or demand as required by any law affecting the Powers; and
(ii)	default in the payment of any part of the Secured Money must continue after the giving of any notice or demand before any Power may be exercised.
(c)	If any law which cannot be excluded provides that a specific period of notice or lapse of time is mandatorily required before any Power may be exercised by the Secured Party or any Receiver, that period of notice must be given or time must elapse before that Power may be exercised.
8.6	Exclusion of PPSA provisions

To the extent the law permits:

(a)	for the purposes of sections 115(1) and 115(7) of the PPSA:
(i)	the Secured Party need not comply with sections 95, 118, 121(4), 125, 130, 132(3)(d) or 132(4); and
(ii)	sections 142 and 143 are excluded;
(b)	for the purposes of section 115(7) of the PPSA, the Secured Party need not comply with sections 132 and 137(3);

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(c)	the Grantor agrees not to:
(i)	exercise its rights to make any request of the Secured Party under section 275 of the PPSA;
(ii)	authorise the disclosure of any information under that section; or
(iii)	waive any duty of confidentiality that would otherwise permit non-disclosure under that section; and
(d)	the Grantor waives its rights to receive any notice that is required by any provision of the PPSA (including a notice of a verification statement).

However, nothing in this clause prohibits the Secured Party or any Receiver from giving a notice under the PPSA or any other law.

8.7	Exercise of Powers

If the Secured Party exercises a Power in connection with this document, that exercise will be taken to be an exercise of the Power under the general law unless the Power is only available under the PPSA or the Secured Party states otherwise at the time of exercise.

9.	Application of money
9.1	Priority of payments

All money received by the Secured Party or by any Receiver as a result of the exercise of the Powers and all other proceeds of enforcement under this document will be applied in the following order:

(a)	(Incidental to exercise of Powers) in payment of all Costs incurred in or incidental to the exercise or attempted exercise of any of the Powers;
(b)	(Outgoings) in payment of any other outgoings as any Receiver or the Secured Party thinks fit;
(c)	(Payment of Encumbrance having priority) in payment of all amounts secured by any Priority Encumbrance;
(d)	(Payment of Secured Money) in payment of the balance of the Secured Money then owing or contingently or prospectively owing, whether or not due and payable;
(e)	(Subsequent Encumbrance) in payment of all amounts secured by any subsequent Encumbrance of which the Secured Party is aware in the order of their priority; and
(f)	(Surplus) the surplus (if any) belongs to the Grantor but does not carry interest. The Secured Party or relevant Receiver, as applicable, will pay this amount to the Grantor by paying this amount into an account in the name of the Grantor.

If there is any conflict between this clause 9.1 and the Royalty Agreement, this clause 9.1 prevails.

9.2	Money received

In applying any money towards satisfaction of the Secured Money in the manner contemplated by clause 9.1, the Grantor will be credited only with as much of the money available for that purpose as is actually received by the Secured Party or any Receiver and is not required to be disgorged. Any credit will date from the time of receipt.

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9.3	Application of money

The Secured Party and each Receiver has an absolute discretion to apply any money received as a result of the exercise of any Power or which is the proceeds of enforcement of this document (and which is to be applied in payment of the Secured Money) in reduction of any part or parts of the Secured Money, whenever and on whatever account it became secured, despite any principle or presumption of law to the contrary or any direction given at the time of receipt and without the need to communicate its election to any person.

9.4	Reliance on certificate

In making any payment to the holder of any other Encumbrance as contemplated by clause 9.1, the Secured Party and each Receiver may rely on a certificate from that holder as to the amount secured by the relevant Encumbrance and is not bound to inquire as to the accuracy of the certificate or whether the amount referred to is validly secured by the Encumbrance.

10.	Liability and release
10.1	Continuing obligation

This document constitutes a continuing obligation regardless of any settlement of account, intervening payment, express or implied revocation or any other matter or thing.

10.2	Personal liability

No grant of full or partial satisfaction of or discharge from this document by the Secured Party will, unless it expressly provides otherwise, release the Grantor from personal liability under this document or under any other Transaction Document until none of the Secured Money is owing (whether actually, contingently or prospectively).

10.3	Settlement conditional

If:

(a)(i)the Secured Party has at any time released or discharged:
A.	the Grantor from its obligations under this document; or
B.	any assets of the Grantor from this document,

in either case in reliance on a payment, receipt or other transaction to or in favour of the Secured Party; or

(ii)	any payment, receipt or other transaction to or in favour of the Secured Party has the effect of releasing or discharging:
A.	the Grantor from its obligations under this document; or
B.	any assets of the Grantor from this document; and
(b)	that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason, including under an Insolvency Provision or under any other law; and
(c)	that claim is upheld or is conceded or compromised by the Secured Party,

then:

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(i)	the Secured Party will immediately become entitled against the Grantor to all rights as it had immediately before that release or discharge;
(ii)	the Grantor must, to the extent permitted by law:
A.	promptly do all things and execute all documents as the Secured Party, acting reasonably, may require to restore to the Secured Party all those rights; and
B.	indemnify the Secured Party against all Costs, damages, claims, demands and actions suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.
10.4	Grantor's liability not affected

The liability of the Grantor under this document:

(a)	(Absolute) is absolute and is not subject to the execution of this document by any other Grantor or the execution of any other Transaction Document or any other document by any person or to the performance of any condition precedent or subsequent, including as between any Obligor and the Secured Party or between any two or more Obligors; and
(b)	(Not Affected) will not be affected by any act, omission, matter or thing that would otherwise operate by law to reduce or release the Grantor from its liability including any of the following:
(i)	the occurrence or continuance of any Event of Default;
(ii)	the receipt by the Secured Party of any payment, dividend or distribution under any law, agreement, arrangement or scheme relating to insolvency or administration of assets in relation to any Obligor;
(iii)	any Transaction Document, or any payment or other act the making or doing of which would otherwise have formed part of the Secured Money or other obligations under the Transaction Documents, being, becoming or being conceded to be illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future, including as a result of any:
A.	law;
B.	act or omission by any person;
C.	legal limitation, disability or incapacity of any Obligor;
D.	improper exercise of a Power; or
E.	Power being suspended or postponed by statute, any court order or otherwise;
(iv)	the Secured Party accepting the benefit of any other Encumbrance;
(v)	the Secured Party granting time, waiver or other indulgence or concession to, or making any composition or compromise with, any Obligor;

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(vi)	the Secured Party forbearing or neglecting to exercise any remedy or right it has for the enforcement of any Transaction Document (other than an express waiver granted in favour of the Grantor in respect of its liabilities under this document);
(vii)	any laches, acquiescence or other act, neglect, default, omission or mistake by the Secured Party;
(viii)	the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by the Secured Party or any Obligor of any Transaction Document or any of the Secured Money (other than an express release or discharge of the Grantor from all of its liabilities under this document);
(ix)	any variation to any Transaction Document, whether or not the variation is substantial or material or imposes an additional liability on or is onerous on any Obligor;
(x)	the full, partial or conditional release or discharge by the Secured Party, or by operation of law or otherwise, of any person from any Transaction Document or any obligation to pay or repay any of the Secured Money (other than an express release or discharge of the Grantor from all of its liabilities under this document);
(xi)	the release of any property from any other Encumbrance, or the substitution of any property in place of any other property now or after the date of this document the subject of any other Encumbrance;
(xii)	the Secured Party wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising any other Encumbrance;
(xiii)	the failure to perfect or to obtain the benefit, or the loss or impairment, of any other Encumbrance by operation of law or otherwise;
(xiv)	the postponement or loss of the priority attaching to any other Encumbrance;
(xv)	the opening or operation of any new account with the Secured Party by any Obligor;
(xvi)	the transfer or assignment of the benefit of any Transaction Document or of any of the obligations under any of those documents;
(xvii)	any failure by the Secured Party to disclose to the Grantor any material or unusual fact, circumstance, event or thing known to, or which ought to have been known by, the Secured Party relating to or affecting any Obligor at any time before or during the currency of any Transaction Document, whether prejudicial or not to the rights and liabilities of the Grantor and whether or not the Secured Party was under any duty of disclosure; or
(xviii)	the Secured Party entering into a covenant with any other Obligor not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or winding up, participate in any scheme of arrangement or reconstruction, prove in any bankruptcy or winding up or do any other act, matter or thing in respect of the liability of any other Obligor.

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10.5	Claim on Grantor

The Secured Party is not required to:

(a)	make any claim or demand on any other Obligor or any other person;
(b)	enforce any other Transaction Document or other Encumbrance; or
(c)	enforce any other Power,

in any case, before making any demand on the Grantor under this document or otherwise enforcing this document.

10.6	Release of Collateral

The Secured Party will be under no obligation to grant a release of the Collateral from this document unless at the time the release is to be provided, none of the Secured Money is owing (whether actually, contingently or prospectively).

11.	Protection and indemnity
11.1	Waiver by Grantor

The Grantor waives in favour of the Secured Party:

(a)	all rights against the Secured Party and any other person, estate or assets as far as is necessary to give effect to any provision of this document;
(b)	promptness and diligence on the part of the Secured Party; and
(c)	all rights inconsistent with the provisions of this document.
11.2	No liability for loss

Neither the Secured Party nor any Receiver will be liable or otherwise accountable for any act, omission, delay, mistake, loss or irregularity in or concerning the exercise, attempted exercise, non-exercise or purported exercise of any Power, except for its own gross negligence, fraud or wilful misconduct.

11.3	No liability to account

Neither the Secured Party nor any Receiver will, by reason of the Secured Party or that Receiver entering into possession of the Collateral, be liable to account as mortgagee or secured party in possession, for any loss on realisation or for any default, omission, delay or mistake for which a mortgagee or secured party in possession might be liable. The liability of the Secured Party and of each Receiver will be for actual receipts only.

11.4	No conflict

The Secured Party and each Receiver may exercise any Power, even though the exercise of that Power involves a conflict between any duty owed to the Grantor by the Secured Party or that Receiver and any duty owed by the Secured Party or that Receiver to any other person or the interests of the Secured Party or that Receiver. No contract will be void or voidable by virtue of that conflict of duty or interest nor will the Secured Party or Receiver be liable to account to the Grantor or any other person for any money or property as a result of that conflict.

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11.5	No notice or enforcement

The Secured Party need not:

(a)	give any notice of this document to any debtor of the Grantor, to any purchaser or to any other person;
(b)	enforce payment of any money payable to the Grantor; or
(c)	realise the Collateral or take any steps or proceedings for that purpose.
11.6	Indemnity

The Grantor will on demand indemnify and keep the Secured Party, any Receiver and any Delegate indemnified in respect of all Costs and Taxes incurred by the Secured Party, any Receiver or any Delegate:

(a)	in the exercise, attempted exercise or non-exercise of any Power, including those resulting from any mistake, oversight, error of judgment or want of prudence on the part of the Secured Party, Receiver or Delegate, unless the same is due to its own gross negligence, fraud or wilful misconduct;
(b)	as a consequence of any Event of Default occurring or continuing; and
(c)	by reason of the Secured Party redeeming or taking a transfer of any Encumbrance ranking in priority to or pari passu with this document,

and the Grantor will defend all actions, proceedings, claims or demands brought by any person in relation to any matter the subject of this indemnity, unless arising from the Secured Party’s gross negligence or wilful misconduct.

11.7	GST

Section 12.5 (GST) of the Royalty Agreement applies to this document as if set out in full, with any necessary changes.

11.8	Protection of persons

No person acquiring any money or asset from or paying or handing over any money or asset to or otherwise dealing with the Secured Party, any Receiver or any Delegate, or to whom is tendered for registration an instrument executed by the Secured Party, any Receiver or any Delegate, will be:

(a)	bound to inquire:
(i)	whether the Secured Party or the relevant Receiver or Delegate has the right to dispose of any money or asset;
(ii)	whether any Event of Default has occurred or is continuing;
(iii)	whether any of the Secured Money is owing or payable;
(iv)	whether the relevant Receiver or Delegate has been properly appointed;
(v)	as to the propriety or regularity of the exercise or purported exercise of any Power; or
(vi)	as to any other matter or thing;

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(b)	affected by actual or constructive notice that any transaction, document or other dealing is unnecessary or improper; or
(c)	concerned to see to the application of any money or asset, or be answerable or accountable for any loss or misapplication,

and:

(i)	in the case of any person paying or handing over any money or asset, that person will be discharged from any further liability to pay or hand over that money or asset; and
(ii)	the irregular, improper or unnecessary exercise of any Power and any other dealing of any nature with the Secured Party, any Receiver or any Delegate will be, as regards the protection of any such person, deemed to be authorised by the Grantor and valid.
12.	Payments
12.1	Money repayable as agreed or on demand

The Grantor will pay the Secured Money to the Secured Party in Dollars or in any other currency specified in the relevant Transaction Document in immediately available funds not later than 11.00 am in the place of payment on the due date (or if no due date is specified, on the date of demand by the Secured Party) and in compliance with any other requirements of the Transaction Documents.

12.2	Credit balances of other accounts

In determining the amount of the Secured Money, no credit need be allowed by the Secured Party for any credit balance in any joint or other account of the Grantor with the Secured Party, or for any other money owing by the Secured Party to the Grantor.

12.3	Merger

If the liability of the Grantor to pay any of the Secured Money becomes merged in any judgment or order, the Grantor will as an independent obligation pay, in accordance with the Transaction Documents, interest at the rate which is the higher of that payable under the Transaction Documents and that fixed by or payable under the judgment or order.

12.4	Suspense account
(a)	The Grantor acknowledges and agrees that the Secured Party may deposit into a suspense account any amount it or any Receiver receives as a result of the exercise of any Power for such time as it considers appropriate without the Secured Party being obliged to apply any such amount towards payment or repayment of the Secured Money.
(b)	If the Secured Party determines this is required or the Secured Party deposits any amount into a suspense account as contemplated by clause 12.4(a) in order to preserve rights to prove in the bankruptcy or liquidation of a person, that amount will not be treated as an amount received as a result of the exercise of any Power until such time as the amount is withdrawn from the suspense account.
13.	Governing law and jurisdiction
13.1	Governing law

This document is governed by the law applying in the Northern Territory.

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13.2	Jurisdiction

The Grantor irrevocably:

(a)	submits to the non-exclusive jurisdiction of the courts of the Northern Territory, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this document; and
(b)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 13.2(a).
14.	Notices

Section 13.6 (Notices) of the Royalty Agreement applies to this document as if set out in this document in full, with any necessary changes.

15.	Miscellaneous
15.1	Further acts and documents
(a)	The Grantor will, and will procure that all persons having or claiming any estate or interest in the Collateral from time to time after the date of this document will, on demand by the Secured Party (and at the entire cost and expense of the Grantor) perform all acts and execute and deliver all further documents as the Secured Party, acting reasonably, requires:
(i)	for more satisfactorily securing to the Secured Party the payment of the Secured Money;
(ii)	to perfect the Encumbrance created by this document over the Collateral; or
(iii)	for facilitating the exercise of any Power.
(b)	Without limiting clause 15.1(a) if the Secured Party determines that a Transaction Document (or a transaction related to a Transaction Document) is or contains an Encumbrance, the Grantor agrees to promptly do anything (including amending any Transaction Document or executing any new document) which the Secured Party reasonably requires for the purposes of:
(i)	ensuring that the Encumbrance is enforceable, perfected (including, where possible, by control in addition to registration) and otherwise effective;
(ii)	enabling the Secured Party to apply for registration, or give any notification, in connection with the Encumbrance so that the Encumbrance has the priority required by the Secured Party; or
(iii)	enabling the Secured Party to exercise rights in connection with the Encumbrance.
(c)	If the Encumbrance does not at any time extend or attach to any Collateral then while an Event of Default is continuing and the Secured Party (directly or through a Receiver) is enforcing its rights under this document, the Grantor must comply with all instructions of the Secured Party in relation to the performance of the Grantor's obligations and the exercise of the Grantor's rights in relation to that Collateral.

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15.2	Powers cumulative

Each Power is cumulative and in addition to each other Power available to the Secured Party or any Receiver.

15.3	Consents

A consent required under this document from the Secured Party may be given or withheld, or may be given subject to any conditions, as the Secured Party (in its absolute discretion) thinks fit, unless this document expressly provides otherwise.

15.4	Indemnities
(a)	Each indemnity in this document is a continuing obligation, separate and independent from the other obligations of the parties and survives termination, completion, expiration or release of this document.
(b)	It is not necessary for the Secured Party to incur any expense or to make any payment before enforcing a right of indemnity conferred by this document.
(c)	The Grantor must pay on demand any amount it must pay under an indemnity in this document.
15.5	Time of essence

Time is of the essence in respect of the Grantor's obligations under this document.

15.6	Binding on each signatory

This document binds and is enforceable against the Grantor who executes it despite:

(a)	any other person not executing this document or its execution being defective in any way; or
(b)	any obligation or liability of any other party under this document not being binding or enforceable against that party for any reason.
15.7	Counterparts

This document may be executed in any number of counterparts by or on behalf of a party and by the parties in separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

15.8	Electronic signature and exchange

Without limitation, the parties:

(a)	consent to each other party executing this document by any method of electronic signature that other party uses (at that other party's discretion), including signing on an electronic device or by digital signature; and
(b)	agree that this document may be exchanged by hand, post, facsimile or any electronic method that evidences a party's execution of this document, including by a party forwarding a copy of its executed counterpart by hand, post, facsimile or electronic means to the other party.

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15.9	Registration

The Secured Party may, at the Grantor’s expense, apply for any registration, or give any notification, in connection with this document in the manner prescribed by law with the relevant Governmental Authority (including under the Mining Act). The Grantor consents to any such registration or notification and agrees not to make an amendment demand.

15.10	Assignment
(a)	The Secured Party may at any time:
(i)	assign any of its rights; or
(ii)	novate any of its rights and obligations,

under this document in any way permitted by the Transaction Documents.

(b)	The Grantor may not assign, novate or otherwise transfer any of its rights or obligations under this document without the prior written consent of the Secured Party.
15.11	No merger

This document and the Powers are in addition to and do not merge with, postpone, lessen or otherwise prejudicially affect any other Transaction Document or any other right, power, authority, discretion, remedy or privilege of the Secured Party.

15.12	Blanks

The Grantor authorises the Secured Party to complete any blanks in this document or any document, of any nature, entered into or executed by the Grantor in connection with this document.

15.13	Confidentiality

Section 7.5 (Confidentiality) of the Royalty Agreement applies to this document as if set out in full.

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Schedule 1– Initial Marketable Securities and Serial Numbered Property

Initial Marketable Securities

Nil.

Serial Numbered Property as at the date of this document

Collateral class of serial numbered property	Serial number	Grantor
Motor vehicle:
Vehicle identification number (VIN)	Each VIN listed in the Vehicle Asset List below.	Vista Gold Australia Pty. Ltd.

Vehicle Asset List

Vista Gold Australia Pty. Ltd.
Vehicle Asset List
Year	Make	Model	Registration Number	VIN
2012	Toyota	Landcruiser	CC 56 GV	[***]
2013	Toyota	Landcruiser	CC 80 DC	[***]
2013	Honda	TRX420 (Quad Bike)	Unregistered	[***]
2014	Toyota	Hilux	CD 29 RO	[***]
2014	Toyota	Landcruiser	CB 29 BR	[***]
2015	Yamaha	Viking	Unregistered	[***]
2019	Honda	Pioneer	Unregistered	[***]
2020	Toyota	Landcruiser	CE 23 CZ	[***]
2014	Toyota	Hilux	CE 40 EF	[***]

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Schedule 2– Tenements
Title ID	Grantor
MLN1070	Vista Gold Australia Pty Ltd
MLN1071	Vista Gold Australia Pty Ltd
MLN1127	Vista Gold Australia Pty Ltd
ML31525	Vista Gold Australia Pty Ltd
EL29882	Vista Gold Australia Pty Ltd
EL29886	Vista Gold Australia Pty Ltd
EL30898	Vista Gold Australia Pty Ltd
EL32004	Vista Gold Australia Pty Ltd
ELA32005	Vista Gold Australia Pty Ltd

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Executed as a deed.

Grantor

Executed by Vista Gold Australia Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth):
/s/ Brent D. Murdoch	/s/ Raymond J. Iacono
Signature of director	Signature of company secretary/director
Brent D. Murdoch	Raymond J. Iacono
Full name of above signatory	Full name of above signatory

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Secured Party

Signed, sealed and delivered by Wheaton Precious Metals (Cayman) Co in the presence of:
/s/ Ounesh Reebye	/s/ Patrick E. Drouin
Signature of witness	Signature of authorised signatory
Ounesh Reebye	Patrick E. Drouin
Full name of witness	Full name of authorised signatory

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